EXHIBIT 10.8
THE GMAC MANAGEMENT LLC
CLASS C MEMBERSHIP INTERESTS PLAN
     1. Purpose. The purpose of the GMAC Management LLC Class C Membership Interests Plan is to motivate and retain certain individuals who are responsible for the attainment of the primary long-term performance goals of GMAC LLC (“GMAC”) and its subsidiaries.
     2. Definitions. When used herein, the following terms shall have the following meanings.
     “Administrator” means the Manager or the Board.
     “Affiliate” means any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.
     “Award” means a grant by the Company of one or more series of Class C Membership Interests under and subject to the terms and conditions of this Plan.
     “Award Agreement” means a written agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award.
     “Board” means the Board of Managers of GMAC.
     “Change in Control” means the first to occur of any of the following events (1) any Person who is not an Investor or an Affiliate of an Investor becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then issued and outstanding securities of GMAC or (2) the sale, transfer or other disposition of all or substantially all of the business and assets of GMAC, whether by sale of assets, merger or otherwise (determined on a consolidated basis), to a Person other than an Investor or an Affiliate of an Investor.
     “Class C Membership Interests” means Class C Membership Interests as defined in the LLC Agreement.
     “Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.
     “Company” means GMAC Management LLC, a Delaware limited liability company.

     “Conversion” means a change in the legal status of the Company from a Delaware limited liability company into a business corporation or such other form of business organization, organized under the laws of the State of Delaware or one of the other states or territories of the United States or the District of Columbia in such form and manner (including, without limitation, by amalgamation, merger, reorganization, liquidation, transfer of shares or assets of the Company or any Subsidiary of the Company, or by any other means permissible under applicable law) and with such classes of stock or other equity interests having such rights, preferences and other terms as may be approved by the Manager; provided, however, that, immediately following the effective time of any Conversion, the equity interests of the shareholders or equity holders in the corporation or other business organization into which the Company is converted shall be exactly proportionate to, consistent with and in the same priority as their respective percentage interests in allocations, distributions and voting and rights as shareholders with respect to the Company immediately prior to such Conversion. Following any Conversion, all references herein to Class C Membership Interests shall be deemed to be references to securities representing such ownership interests.
     “Disability” means Disability as defined in an Award Agreement.
     “Effective Date” means the date set forth in Section 20 hereof.
     “Fair Market Value” means the fair market value of the Class C Membership Interests as determined in good faith by the Administrator and pursuant to a consistent methodology.
     “Grant Date” means the date on which an Award under the Plan is granted to a Participant by the Company.
     “Investors” means FIM Holdings LLC, GM Finance Co. Holdings Inc., General Motors Corporation and their Affiliates.
     “IPO” means an underwritten sale to the public of the equity securities of GMAC (or its successor) pursuant to an effective registration statement filed with the SEC on Form S-1 and after which GMAC’s (or its successor’s) equity securities are listed on the New York Stock Exchange or the American Stock Exchange or are quoted on The NASDAQ Stock Market; provided that an IPO shall not include any issuance of equity securities in any merger or other business combination, and shall not include any registration of the issuance of equity securities to existing securityholders or employees of GMAC (or its successor) on Form S-4 or Form S-8.
     “IPO Company” means GMAC or an entity formed for the purpose of holding equity securities of GMAC.
     “LLC Agreement” means the Limited Liability Company Agreement of GMAC Management LLC, as may be amended from time to time.
     “Manager” means the Manager as defined in the LLC Agreement.
     “Participant” means any employee of GMAC or any Subsidiary who is selected to participate in the Plan in accordance with Section 4 hereof.

     “Person” means any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of shares or similar equity interest of GMAC, such partnership, limited partnership, syndicate or group shall be deemed a “Person.”
     “Plan” means this GMAC Management LLC Class C Membership Interests Plan.
     “Prime Rate” means the “prime rate” as reported daily by The Wall Street Journal.
     “Purchase Agreement” means the Purchase and Sale Agreement, by and among General Motors Corporation, GMAC, GM Finance Co. Holdings Inc., and FIM Holdings LLC, dated as of April 2, 2006.
     “Subsidiary” means, with respect to the Company, at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Company in the Company’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, directly or indirectly, by one or more of the Company and its Subsidiaries.
     “Top Up Event” means an IPO of an IPO Company and/or a Change of Control.
     3. Administration. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan and/or any Award Agreement, the Administrator shall have the authority to:
          (a) select the Participants;
          (b) determine the Class C Membership Interests covered by any Award; and
          (c) establish from time to time regulations for the administration of the Plan, interpret the Plan, accelerate the payment of an Award, waive any conditions with respect to an Award (including vesting), delegate in writing administrative matters to committees of the Manager or to other persons, as appropriate, and make such other determinations and take such other action as it deems necessary or advisable for the administration of the Plan.
     All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all Participants and their beneficiaries.
     4. Participation. Participants in the Plan shall be limited to those employees of GMAC or any of its Subsidiaries who have been notified in writing by the Administrator that they have been selected to participate in the Plan.

     5. Class C Membership Interests Subject to the Plan.
          (a) As of the Effective Date, the maximum Class C Membership Interests available to be issued by the Company under the Plan is 5,820, and such Class C Membership Interests shall be reserved for Awards granted under the Plan. The Class C Membership Interests may be issued in one or more series.
          (b) If any Award granted under the Plan shall be canceled, shall expire, or shall be repurchased, new Awards may thereafter be granted covering such Class C Membership Interests (in the same or different series).
          (c) At any time after the Effective Date, the Manager may effect a Conversion. In such event, the Manager shall prepare, and the Company shall have the right to require each Participant holding Class C Membership Interests to execute and deliver, any agreements, instruments or other documents reasonably required to consummate the Conversion. The articles of incorporation, bylaws or organizational documents of the surviving company or corporation or other form of business organization shall be approved by the Manager. Each Participant hereby agrees that he or she will execute and deliver all agreements, instruments and documents as are required, in the reasonable judgment of the Board consistent with the terms of the Award, to be executed by such Participant to consummate the Conversion.
     6. Terms and Conditions of Class C Membership Interests.
          (a) Grant of Class C Membership Interests. The Participant shall be granted the number and series of Class C Membership Interests set forth in the Award Agreement. In connection with such grant, the Participant may be required to purchase the Class C Membership Interests at a price set forth in the Award Agreement for such Participant.
          (b) Vesting. Awards shall vest at such time and upon such terms and conditions as determined by the Administrator and set forth in an Award Agreement.
          (c) Transferability of Class C Membership Interests. No Class C Membership Interests issued by the Company under the Plan and no right arising under such Class C Membership Interests shall be transferable other than by will or by the laws of descent and distribution except in accordance with the Plan, the LLC Agreement and any applicable Award Agreement.
          (d) LLC Agreement. Upon the issuance by the Company of a Class C Membership Interests to a Participant, the Participant shall be required to become a party to the LLC Agreement. Accordingly, the execution of such LLC Agreement shall be a condition precedent to the right to receive any Class C Membership Interests.
     7. Termination of Employment. Unless otherwise provided in an Award Agreement, all unvested Class C Membership Interests will be forfeited upon the termination of a Participant’s employment with GMAC or its Subsidiaries and Affiliates.

     8. Adjustment.
          (a) In the event of any change in the capital structure of GMAC or the Company by reason of any, reorganization, recapitalization, merger, consolidation, spin-off, reclassification, combination or any transaction similar to the foregoing, the Administrator shall make such substitution or adjustment, if any, as it deems to be equitable, to (i) the number or kind of Class C Membership Interests and/or (iii) any other affected terms of such Class C Membership Interests.
          (b) Consistent with Section 12.6 of the GMAC LLC Agreement, in the event of an IPO of an IPO Company, the Class C Membership Interests held by a Participant shall be equitably converted (based on the Fair Market Value of the Class C Membership Interests), as determined by the Board, into shares of the IPO Company registered in connection with such IPO and such shares shall be subject to the same terms and conditions as the underlying Class C Membership Interests.
     9. Purchase Rights and Obligations.
          (a) Unless otherwise provided in an Award Agreement, at any time within 120 days following a Participant’s termination of employment or services for any reason, GMAC shall have the right, but not the obligation, to (x) purchase from the Participant and to cause the Participant to sell or (y) cause the Company to redeem, all or any portion of the Class C Membership Interests for an amount equal to the Fair Market Value thereof (the “Purchase Price”), upon the terms and conditions set forth in this Section 9.
          (b) If GMAC does not exercise its right to purchase, or cause the Company to redeem, the Class C Membership Interests pursuant to Section 9(a), the Investors shall have the right, for a period of 30 calendar days after the expiration of the applicable 120-day period set forth above, to purchase their pro-rata share of the Class C Membership Interests upon the terms and conditions set forth in this Section 9; provided, that if any Investor does not exercise its right to purchase its pro rata share of such Class C Membership Interests, then the other Investors shall have the right to purchase such Investor’s pro rata share.
          (c) In the event GMAC has the right to purchase, or cause the Company to redeem, Class C Membership Interests pursuant to Section 9(a) above, GMAC shall send a notice (the “Notice”) to the Participant, within the applicable time periods specified in Section 9(a) above, which Notice shall set forth the applicable Purchase Price, together with GMAC’s determination of whether it elects to purchase or cause the redemption by the Company of such Class C Membership Interests. If GMAC does not elect to purchase, or cause the Company to redeem, the Class C Membership Interests, the Investors electing to exercise their right to purchase such Class C Membership Interests in accordance with Section 9(b) above, shall send a notice (the “Purchase Notice”) to the Participant. The purchase or redemption, as applicable, set forth in the Notice or Purchase Notice, shall take place on a date to be jointly determined by the applicable parties (not later than 30 calendar days after the delivery of the Notice (if such notice provides an election to purchase or redeem) or Purchase Notice, as applicable ) by delivery by the Participant of certificates representing the Class C Membership Interests to be purchased or redeemed in exchange for payment of the Purchase Price.

          (d) If (i) a Participant’s employment is terminated after the fifth (5th) anniversary of the Closing Date, (ii) GMAC or the Investors, as applicable, exercise their right to purchase, or cause the Company to redeem, such Participant’s Class C Membership Interests in accordance with this Section 9, (iii) within 12 months following the termination of employment of such Participant there is a Top Up Event, and (iv) the Fair Market Value of the Class C Membership Interests at the time of such Top Up Event, taking into account the price per Class C Membership Interest in such Top Up Event (either such price, the “Top Up Event Price”) exceeds the Purchase Price, then the parties that purchased or redeemed such Class C Membership Interests pursuant to this Section 9 shall, within 30 days of such Top Up Event, pay to such Participant an amount equal to the product of (x) (A) the excess of the Top Up Event Price over (B) the Purchase Price, multiplied by (y) the number of Class C Membership Interests purchased or redeemed pursuant to this Section 9.
          (e) If there has not been a Top Up Event, each Participant (or his estate or legal guardian) shall have the right to cause GMAC to purchase such Participant’s Class C Membership Interests for Fair Market Value (or if GMAC cannot purchase such Class C Membership Interests, cause the Company to redeem such Class C Membership Interests for Fair Market Value) (i) in the event of the death of a Participant, at any time from the date of such Participant’s death until the first anniversary of such Participant’s death, (ii) in the event of a termination of employment of a Participant due to Disability, at any time from the first anniversary of such termination until the second anniversary of such termination, and (iii) at any time following the 10th anniversary of the Closing Date until 150 days after the 10th anniversary of the Closing Date.
          (f) If the purchase of the Class C Membership Interests by GMAC and the redemption of the Class C Membership Interests by the Company pursuant to Section 9(e) is prohibited pursuant to the terms of any debt instrument or loan agreement, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof, entered into by GMAC or any of its subsidiaries, GMAC shall not be required to purchase, or cause the Company to redeem, such Class C Membership Interests; provided, that GMAC may, at its election, (i) consummate the purchase of such Class C Membership Interests, provided, that the payment of the Fair Market Value for such Class C Membership Interests would be deferred, and evidenced by a note made by GMAC in favor of the Participant due, together with interest at a rate equal to the Prime Rate, until 30 days after the termination of such prohibition; provided, further, that if GMAC makes the foregoing election, the Participant may elect not to sell its Class C Membership Interests to GMAC pursuant to Section 9(e) at such time or (ii) defer the consummation of the purchase of such Class C Membership Interests until such prohibition is terminated, provided, that the Fair Market Value for such Class C Membership Interests under this clause (ii) shall be determined as of the date of such purchase.
     10. Plan and Awards Not to Confer Rights with Respect to Continuance of Employment or Relationship. Neither the Plan nor any action taken thereunder shall be construed as giving any Participant any right to continue such Participant’s relationship with GMAC or any of the Subsidiaries, nor shall it give any employee the right to be retained by GMAC or any of its Subsidiaries, or interfere in any way with the right of GMAC or any of the Subsidiaries to terminate any Participant’s employment or relationship, as the case may be, at any time, for any reason.

     11. No Claim or Right Under the Plan. No employee of GMAC or any of the Subsidiaries shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Award, to be granted any additional Award pursuant to the Plan. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each participant (whether or not such Participants are similarly situated).
     12. Listing and Qualification of Class C Membership Interests. The Plan, the grant of Awards thereunder, and the obligation of the Company to allot and issue Class C Membership Interests under such Awards, shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency, as may be required. The Company, in its discretion, may postpone the issuance or delivery of Class C Membership Interests until completion of any qualification of such Class C Membership Interests under any state or Federal law, rule or regulation as the Company may consider reasonably appropriate, and may require any Award holder to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Class C Membership Interests in compliance with applicable laws, rules and regulations. Certificates representing Class C Membership Interests may bear such legend as the Company may consider appropriate under the circumstances.
     13. Compliance with LLC Agreement. The Class C Membership Interests shall be subject to the terms and conditions contained in the LLC Agreement.
     14. Taxes. The Company or GMAC may make such provisions and take such steps as it may deem necessary or appropriate with respect to all federal, state, local and other taxes applicable to the issue and holding of Class C Membership Interests.
     15. No Liability of Administrator. No member of the Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Administrator or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each such member and each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Manager) arising out of any act or omission to act in connection with the Plan unless such act arises out of such person’s own fraud or willful misconduct.
     16. Amendment or Termination. The Administrator may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that (i) no amendment, suspension, or termination, without the consent of the Participants, shall affect adversely any then issued and outstanding Class C Membership Interests, and (ii) no amendment or other action that requires equityholder approval in order for the Plan to continue to comply with applicable law, rule or regulation shall be effective unless such amendment or other action shall be approved by the requisite vote of the equityholders of the Company entitled to vote thereon. Notwithstanding any terms of the Plan to the contrary, the Plan may be amended or modified by the Administrator at any time to the extent necessary to prevent noncompliance with Section 409A of the Code.

     17. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provision of the Plan.
     18. Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof.
     19. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     20. Effective Date. The Plan shall become effective as of December 18, 2006.